Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-74258, 333-74264, 333-59372, 333-92337, 333-85107, 333-80501, 333-26015, 333-124037, 333-124038, 333-139319) and on Form S-3 (Nos. 333-66292, 333-45028,
333-108613, 333-113759, 333-123591, 333-137138, 333-127817, 333-133373, 333-126223, 333-142139, 333-142339, 333-142340) of Verso Technologies, Inc. of our report dated September 27, 2006 relating to the financial statements of Sentito Networks, Inc. which appears in this Current Report on Form 8-K/A of Verso Technologies, Inc.
/s/ Ernst & Young
Boston, Massachusetts
June 7, 2007